EXHIBIT 10.4


                                    HEADS OF AGREEMENT


Between: Medivisor Inc.                   (MV)
         326 Walt Whitman Rd.
         Huntington Station, NY 11476

And:     Cura Pharmaceuticals Co Inc.     (CURA)
         542 Industrial Way West
         Eatontown, NJ, 07724
         U.S.A.


INTRODUCTION

This letter agreement, sets out the terms on which MV and CURA agree to enter for the supply and the marketing of Albumax (Product) in the U.S.A. (the Territory) to MV.

1    OBLIGATIONS OF THE PARTIES

1.1  CURA will:

     (a) Supply and distribute the Product in the Territory as per current Good Distribution Practices (cGDp)

     (b) Provide MV such assistance, advice and guidance as may be required in order to effectively sell in the Territory.

1.2  MV will:

     (a)  Be responsible for selling the Finished Product in the Territory

     (b) Be responsible for all costs pertaining to the selling of the Product in the Territory

2    COSTS & REVENUES

2.1 The parties agree to share 50%/50% CURA/MV in the Net Profit derived from the commercialization of the Finished Product in the Territory.

     NET PROFIT shall mean the difference obtained from the Net Selling Price less (i) the cost of the Finished Product and (ii) the portion of net profit allocated to Riccardo Roscetti, as per agreement signed between Roscetti and CURA on May 26, 2006.

     NET SELLING PRICE shall mean the selling price authorized for the Finished Product by the relevant health authorities pursuant to the Marketing Authorization.

2.2 MV shall guarantee obtaining a minimum of 10,000 units in sales by the end December 2008. Afterwards, MV shall guarantee obtaining a minimum of 20,000 units in sales every year. Failure by MV to achieve above-stated quotas, then CURA shall have the right to nominate another entity in the Territory for the Commercialization of the Finished Product. At such an event, CURA shall share the net profits 80% for CURA and 20% MV.


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                               HEADS OF AGREEMENT


2.3 Should the market conditions of product result in there being no margin to be resulted by either party, either party has the right to cancel the agreement with 90 days notice.

3    DURATION

     It is agreed that these Heads will be effective from the date of signature and shall have a duration of 5 years with effect from the date of signature.

4    GOVERNING LAW

     These Heads are and the Agreement will be governed by State of New Jersey.

5    CONFIDENTIALITY

     The parties agree to keep the terms of these Heads confidential and not to disclose any part of them to any third party without the other's prior consent.



For and on behalf of:

MEDIVISOR, INC.



/s/
    _________________________
    Candido Luzzi, CEO



For and on behalf of:

CURA Pharmaceuticals Co. Inc.



/s/ FABIO LANZIERI
    _________________________
    Fabio Lanzieri, President


December 12, 2007